UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

News Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on June 11, 2013. A brief description of the matters voted upon at the Special Meeting and the results of the voting on such matters is set forth below.

Proposal 1: A proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to clarify the Company’s ability to structure separation transactions, including the contemplated separation of the Company’s media and entertainment business and its publishing business, as described in the proxy statement (the “Separation”), such that the Company can make distributions to its stockholders in separate classes of stock of its subsidiaries comparable to the classes of stock currently held by them, passed and was voted upon as follows:

Class A Common Stockholders:
For:	1,213,962,583
Against:	6,094,214
Abstain:	5,165,707

Class B Common Stockholders:
For:	496,890,098
Against:	322,468
Abstain:	254,422

Proposal 2: A proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to allow the Company to make certain non-cash distributions on shares of its stock held by its wholly-owned subsidiaries (“Subsidiary-Owned Shares”) in separation transactions and to create additional Subsidiary-Owned Shares with similar distribution rights, each to enable the Company to consummate the Separation in the manner contemplated, passed and was voted on as follows:

Class A Common Stockholders:
For:	1,215,349,698
Against:	4,697,234
Abstain:	5,175,572

Class B Common Stockholders:
For:	496,927,665
Against:	283,721
Abstain:	255,602

Proposal 3: A proposal to approve an amendment to the Company’s Restated Certificate of Incorporation which will change the Company’s name to Twenty-First Century Fox, Inc. on or about the date of consummation of the Separation passed and was voted upon as follows:

Class B Common Stockholders:
For:	497,091,434
Against:	252,471
Abstain:	123,083

A copy of the Company’s press release announcing the approval of these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release of News Corporation, dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova Senior Vice President and Deputy General Counsel

Dated: June 11, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release of News Corporation, dated June 11, 2013.